U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2018

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2018, iBio, Inc., a Delaware corporation (the “Company”) was formally notified by the NYSE American LLC (the “NYSE American”) that the Company has regained compliance with all of the NYSE American continued listing standards set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). Specifically, the Company was informed that it has resolved the continued listing deficiency with respect to Section 1003(a)(iii) of the Company Guide.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018, the Company was previously notified by NYSE American that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Section 1003(a)(iii) of the Company Guide, which applies if a listed company has stockholders’ equity of less than $6,000,000 and has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. In order to maintain its listing, the Company submitted a plan of compliance addressing how it intended to regain compliance with Section 1003(a)(iii) of the Company Guide by December 6, 2019, which was accepted by NYSE American on August 16, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: December 26, 2018	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO